Exhibit 99.1

Athira Pharma Chief Operating Officer, Mark Litton, Assumes Day-to-Day Leadership Responsibilities of Company

Leen Kawas Placed on Temporary Leave Pending Board Review of Actions Stemming from Doctoral Research while at Washington State University

BOTHELL, WASHINGTON, June 17, 2021 — Athira Pharma, Inc. (NASDAQ: ATHA) (“Athira“), a late clinical-stage biopharmaceutical company focused on developing small molecules to restore neuronal health and stop neurodegeneration, today announced that Mark Litton, PhD, MBA, in his capacity as Chief Operating Officer, has assumed day-to-day leadership responsibilities for the Company, effective immediately.

This follows the Board’s determination to place Leen Kawas, PhD, President and Chief Executive Officer of Athira, on temporary leave pending a review of actions stemming from doctoral research Dr. Kawas conducted while at Washington State University. Dr. Kawas will remain on the Board. The Board has formed an independent special committee to undertake this review. The Company does not intend to comment further on this matter until the review has concluded.

Tachi Yamada, MD, Chair of the Board of Athira, said, “Athira is committed to the integrity of scientific research in its mission to restore neuronal health for those suffering from neurological diseases, so that patients can regain their memories, lives, and family relationships. ATH-1017 was discovered, developed, and patented by Athira on the basis of novel data generated within the Company. The Company is confident in the therapeutic potential of ATH-1017 for treating dementia.”

About ATH-1017

The mechanism of ATH-1017, Athira’s lead therapeutic candidate, is to enhance HGF/MET. Significant scientific data support HGF/MET’s role in maintaining neuronal health and function. ATH-1017 was assessed in multiple clinical and preclinical studies. Findings include:

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In Phase 1a and Phase 1b clinical trials, ATH-1017 increased the levels of the high frequency gamma power which is the frequency band that is associated with learning, memory, and cognitive function and showed dose-dependent and consistent changes in gamma brain activity signals across all treated cohorts, consistent with the changes observed in non-clinical models;

•	In the Phase 1b clinical trial, ATH-1017 improved P300 latency, a functional measure of working memory processing speed and executive function that highly correlates with cognition;

•	In a non-clinical AD animal model (APP1/PS1), ATH-1017 treatment increased the qEEG gamma power that is associated with cognitive processing and memory;

•	In the aged animal model of dementia, ATH-1017 increased synaptic density and in multiple models of dementia improved performance in tests of spatial memory; and

•	In vitro (neuronal cultures), ATH-1017 promoted the formation of new spines and functional synapses in hippocampal neurons.

About Mark Litton

Mark Litton, PhD, MBA, has served as Athira’s Chief Operating Officer since July 2019. Prior to joining Athira, Dr. Litton served as the President and Chief Operating Officer of Alpine Immune Sciences, Inc. from August 2018 to April 2019. Dr. Litton served as the Chief Business Officer, Treasurer, and Secretary from 2004 to 2018 of Alder BioPharmaceuticals, Inc., a publicly traded biopharmaceutical company co-founded by Dr. Litton in 2004, which was acquired by Lundbeck A/S in October 2019. From 1999 to 2004, Dr. Litton served as Vice President of Business Development for Celltech Group, where he was responsible for securing, commercializing, and partnering on numerous novel discoveries and therapeutic programs. In 1999, Dr. Litton joined Celltech Group as an employee of Chiroscience Group plc and was later promoted to Vice President of Business Development after Chiroscience’s merger with Celltech Group in 1999. Earlier in his career, Dr. Litton served in leadership positions at Ribozyme Pharmaceuticals Inc. (now Sirna Therapeutics, Inc.) and DNAX Research Institute, a research facility of Schering-Plough (now Merck & Co.). Dr. Litton earned a PhD in immunology from Stockholm University in 1997, an MBA from Santa Clara University in 1994, and a BS in biochemistry from the University of California Santa Cruz in 1990.

About Athira Pharma, Inc.

Athira, headquartered in the Seattle area, is a late clinical-stage biopharmaceutical company focused on developing small molecules to restore neuronal health and stop neurodegeneration. We aim to provide rapid cognitive improvement and alter the course of neurological diseases with our novel mechanism of action. Athira is currently advancing its lead therapeutic candidate, ATH-1017, a novel small molecule for Alzheimer’s and Parkinson’s dementia. For more information, visit www.athira.com. You can also follow Athira on Facebook, LinkedIn and @athirapharma on Twitter and Instagram.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding ATH-1017 as a potential treatment for Alzheimer’s disease and other dementias; Athira’s platform technology and potential therapies; and Athira’s ability to advance its product candidates into later stages of development. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words and phrases such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “pursue,” “continue,” and other similar expressions, among others. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the preliminary data for Athira’s ATH-1017 product candidate from the Phase 1a/b trials will not continue or persist; cessation or delay of any of the ongoing clinical trials and/or Athira’s development of ATH-1017 may occur; future potential regulatory milestones of ATH-1017, including those related to current and planned clinical studies may be insufficient to support regulatory submissions or approval; the impact of the COVID-19 pandemic on Athira’s business, research and clinical development plans and timelines and results of operations, including impact on Athira’s clinical trial sites and contractors who act for or on Athira’s behalf, may be more severe and more prolonged than currently anticipated, clinical trials may not demonstrate safety and efficacy of any of Athira’s product candidates; Athira’s assumptions regarding its planned expenditures and sufficiency of its cash, cash equivalents and investments to fund operations may be incorrect; Athira’s research and development efforts and its ability to advance product candidates into later stages of development may fail; any one or more of Athira’s product candidates may not be successfully developed, approved or commercialized; adverse conditions in the general domestic and global economic markets; regulatory uncertainty as a result of the new U.S. administration; regulatory agencies may be delayed in reviewing, commenting on or approving any of Athira’s clinical development plans as a result of the COVID-19 pandemic, which could further delay development timelines; the impact of competition; the impact of expanded product development and clinical activities on operating expenses; impact of new or changing laws and regulations; as well as the other risks detailed in Athira’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and Athira undertakes no obligation to update forward-looking statements. Athira may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the forward-looking statements.

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Investor & Media Contact:

Julie Rathbun

Julie.rathbun@athira.com

206-769-9219